EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-259447) and on Form S-8 (Nos. 333-220864 and 333-259041) of Rekor Systems, Inc. of our report dated September 14, 2021, relating to the financial statements of Waycare Technologies Ltd. as of December 31, 2020 and for the year ended December 31, 2020, appearing in the Current Report on Form 8-K/A of Rekor Systems, Inc.

/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel
September 14, 2021